Exhibit 7(a)(v)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTAIL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment Number 7
to the
Second Amended and Restated Automatic Indemnity Reinsurance Agreement

This Amendment between The Lincoln National Life Insurance Company of Fort Wayne, Indiana (the “Ceding Company”) and Lincoln National Reinsurance Company (Barbados) Limited, a Barbados Corporation (“the Reinsurer”) is effective January 14, 2019.

RECITALS

1.
The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement effective July 1, 2003, as amended and restated effective November 1, 2013, and as further amended by amendments executed June 9, 2016, October 20, 2016, March 30, 2017, July 15, 2017, February 20, 2018, and June 28, 2018 (“the Agreement”).

2.	Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing, signed by duly authorized officers of both parties.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to update and replace Schedule F, and to add a new rider to the Agreement.

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.	Effective January 14, 2019, the Ceding Company and the Reinsurer agree that Schedule F of the Agreement shall be replaced in its entirety with Schedule F attached hereto.

2.	Effective January 14, 2019, the Lincoln IRA Income PlusSM rider shall be added to Schedules A and C of the Agreement.

3.	The Ceding Company and the Reinsurer agree that Schedules A and C of the Agreement shall be replaced in their entirety with Schedules A and C attached hereto.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN NATIONAL REINSURANCE                                                                                                  THE LINCOLN NATIONAL LIFE   COMPANY (BARBADOS) LIMITED  INSURANCE COMPANY
By: /s/ Brandy Ness                                                                                                                                      By: /s/ William A. Panyard
Name: Brandy Ness                                                                                                                                                                             Name: William A. Panyard
Title: AVP Reinsurance                                                                                                                                                                 Title: AVP
Date: 2/25/19                                                                                                                                                                                                 Date: 2/25/19

SCHEDULE A
Reinsurance of Guaranteed Benefits (“GB”)
Effective January 14, 2019

Each contract listed in Schedule B contains one or more GB.  GBs which are covered by this Agreement include the following:

Marketing Name of Benefit	Policy Form Nos.
Death Benefit Riders
Guarantee of Principal Death Benefit Rider*	32148
Enhanced Guaranteed Minimum Death Benefit Rider*	32149
5% Step-Up Death Benefit Rider*	32150
7 Year Ratchet Death Benefit on American Legacy I & II*	- -
Estate Enhancement Death Benefit Rider*	32151

Highest Anniversary Death Benefit Rider eff. 1/9/17*	AR-593

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	ICC16-32148

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	32148 (9-16)

Earnings Optimizer Death Benefit Rider eff. 11/16/15	AR-590

Lincoln SmartSecurity® Advantage
Variable Annuity Rider	32793

i4LIFE® Advantage with Guaranteed Income Benefit
Variable Annuity Income Rider	I4LA
Variable Annuity Payment Option Rider	I4LA-Q
Variable Annuity Payment Option Rider	I4LA-NQ
Guaranteed Income Benefit	GIB
Increasing GIB	IGIB
Annual GIB	AGIB
Select Guaranteed Income Benefit	AR-528

i4LIFE® Advantage with Guaranteed Income Benefit (Managed Risk) eff. 5/21/12	AR-528

4LATER® Advantage
Guaranteed Income Later Rider	4Later

4LATER® Advantage (Managed Risk) eff. 7/2/12	AR-547 (3-12)

4LATER® Select Advantage
Guaranteed Income Later Rider effective 1/9/17	AR-547 (3-12)
Guaranteed Income Later Rider effective 6/11/18	AR-547 (03/18)

Lincoln Lifetime Income SMAdvantage
Variable Annuity Living Benefits Rider	AR-512
Variable Annuity Living Benefits Rider (LINC Plus)*	AR-512P

Lincoln Lifetime Income SMAdvantage 2.0 &
Lincoln Lifetime Income SMAdvantage 2.0 (Managed Risk) eff. 4/2/12
Variable Annuity Living Benefits Rider eff. 4/2/12*	AR-529
Variable Annuity Guarantee Income Benefit (NY version)	AR-529
Variable Annuity Living Benefits Rider eff. 1/20/15	AR-566
Variable Annuity Living Benefits Rider eff. 2/20/18	AR-607

Lincoln Market Select ® Advantage
Variable Annuity Living Benefits Rider eff. 10/5/15	AR-587
Variable Annuity Living Benefits Rider eff. 5/16/16	AR-591
Variable Annuity Guarantee Income Benefit (NY version) eff. 8/29/16	AR-529
Variable Annuity Living Benefits Rider eff. 2/20/18	AR-607

Lincoln Long-TermCareSMAdvantage Rider
Long-Term Care Coverage Endorsement	AE-517
Long-Term Care Benefits Rider	AR-518, AR-519

Core Income Benefit – eff. 2/21/17	AR-592

Lincoln Max 6 SelectSM Advantage – eff. 5/22/17	AR-600

Lincoln IRA Income PlusSM – eff. 1/14/19	AR-600
*    issued by Ceding Company only

SCHEDULE C
              PREMIUM RATE SCHEDULE
Effective January 14, 2019

Initial Reinsurance Premium:
The Initial Reinsurance Premium shall equal the Treaty Reserve applicable to each Individual Policy on the date it is first covered by this Agreement.  For all business the Ceding Company assumes from Lincoln Life & Annuity of New York, the Initial Reinsurance Premium shall equal the Treaty Reserves less an adjustment reflecting the anticipated future profitability on the business assumed by the Ceding Company effective January 1, 2010. For all business issued by the Ceding Company after the Agreement’s Effective Date, the Initial Premium shall be zero.

Base Reinsurance Premium Rates:
Effective from the Agreement’s Effective Date and the corresponding effective date of any amendment, as appropriate:

[REDACTED]

Reinsurer’s Expense, Profit, and Risk Charge (EPRC):
EPRC shall equal the annual rates shown above, payable monthly in arrears computed in the manner as more fully described below.

Monthly Payment of Reinsurance Premium:
Both the Base Reinsurance Premium and the EPRC are payable in arrears after the end of each calendar month.  The monthly payment for all benefit types shall be computed by adding the appropriate Base Reinsurance Premium annual rate to the EPRC annual rate, then dividing the total by twelve and multiplying the result times the end of the month Guaranteed Benefit Amount, the Current Income Base or the Variable Account Value, as applicable.

SCHEDULE F

INVESTMENT GUIDELINES

Effective January 14, 2019

Company:                              The Lincoln National Life Insurance Company (LNL)

Portfolio:                              LNL01060

Regulation:	Indiana Insurance Company Law and various State Insurance Department and regulatory authorities. This Statement of Investment Policy is subject to and will comply with applicable laws and regulations.

Portfolio Manager:   Lincoln Investment Management Company

Product Description:
Portfolio LNL01060 was created with the intent of housing assets and a dynamic hedge program to support reinsurance of LNL’s direct or assumed Variable Annuity guaranteed living and death benefit riders (“Guarantee Riders.”)  Liabilities associated with these Guarantee Riders have been ceded to Lincoln Reinsurance Company (Barbados) Limited (“LNBAR”) on a coinsurance with funds withheld basis, so assets supporting the fair value reserves are held by in Portfolio LNL01060 for the benefit of LNBAR.  The purpose of the dynamic hedging program is to reduce earnings volatility created by the aforementioned Guarantee Riders.  Changes in the   liabilities ceded to LNBAR will be hedged using tailored futures positions based on recognized indices such as the S&P 500, Russell 2000, and NASDAQ.  Market movements will be monitored continuously with respect to a proprietary trading grid, triggering hedge position true-ups if market movements exceed tolerance limits.  In the absence of market activity warranting daily true-ups, a weekly true-up will be performed.

Investment Objective:
The primary objective is to greatly reduce or eliminate the GAAP income volatility due to Guarantee Riders through a systematic hedging mechanism.  The secondary purpose is to greatly reduce or eliminate the non-diversifiable economic risk associated with these guarantees.  The ultimate goal of the portfolio manager is the translation of volatile costs resulting from the Guarantee Riders into predictable, fixed cost features. This portfolio will require cash flow matching between liability claims and a highly liquid asset structure to facilitate ongoing claims payment as well as unpredictable hedge needs.  Overall investment strategy will be executed within the context of prudent asset/liability management and the constraints of applicable law and regulation.

Asset Categories:
The Portfolio Manager will have full discretion subject to compliance with all applicable LNL policies, Risk Management Committee guidelines, and reinsurance treaty limitations to invest and reinvest the funds in assets in a manner necessary to achieve the investment objective.  Such assets may include, but are not limited to, cash and cash equivalents; U.S. and foreign Government obligations; public, U.S. and foreign corporate fixed income securities; private placements (including Rule 144A securities); structured products (i.e., ABS, MBS, CMBS, etc.); mortgage loans; and derivative instruments. All purchases are subject to the limitations imposed in this investment policy.

Exposure limits are based on the market value of invested assets as of the most recent statutory financial statement.

Asset Categories                                                                                                                  Maximum % of Invested Assets

Cash and Cash Equivalents                                                                                                                                                            [REDACTED]
U.S. Treasury/Agency Securities                                                                                                                                  [REDACTED]

Public Corporate Bonds (including 144 securities)                                                                                                                                  [REDACTED]

Derivative Instruments                                                                                                                                  [REDACTED]

Less Liquid Investments
Traditional Private Placements                                                                      [REDACTED]
Commercial Mortgage Loans                                                                                                                                              [REDACTED]
Real Estate (including real estate contingent                                                                                                                [REDACTED]
Acquisition program)
Total Less Liquid Investments                                                                                    [REDACTED]

Asset Backed Securities
Agency Residential Mortgage Backed Securities                                                                                                                                                            [REDACTED]
Non-Agency Residential Mortgage Backed Securities*                                                                                                                              [REDACTED]
Commercial Mortgage Backed Securities                                                                                                  [REDACTED]
Total Asset Backed Securities**                                                                                                                                                            [REDACTED]
* Includes Residential Whole Loans
** Includes other asset backed securities

Foreign Investments
Investments in Developing Countries                                                                                     [REDACTED]
Total Foreign Investments***                                                                                                                                              [REDACTED]

*** For further details see the LNL Statement of Investment Policy for Foreign Investments. Foreign risk is defined by the “underlying sovereign” referring to the actual sovereign exposure inherent in the security (i.e .the “country of risk”). LNL will not purchase securities with less-than investment grade credit quality ratings when such ratings are lower than the long term foreign currency ratings of the underlying sovereign.

Equity Related Securities:
Common stock                                                                                                                    [REDACTED]
Preferred stock                                                                                                                    [REDACTED]
Mutual Funds                                                                                                                                                 [REDACTED]

Total Equity-Related Securities                                                                                                                                  [REDACTED]

Derivative Transactions Policy:  Derivatives products are permitted for the prudent management of risk and return subject to The Lincoln National Life Insurance Company Statement of Policy, Guidelines and Internal Control Procedures for Derivatives approved periodically by the LNL Board of Directors and LNL Investment Committee.

Diversification:
Per Industry                                                                                                      [REDACTED]
Per Non-Government Issuer                                                                                                                                              [REDACTED]

Below Investment Grade Securities
NAIC Grade 3-4-5-6                                                                                                                                                [REDACTED]
NAIC Grade 4-5-6                                                                                                                                  [REDACTED]
NAIC Grade 5-6                                                                                                      [REDACTED]

Target Duration
The target duration of LNL will be set based on the individual ALM guidelines established for each line of business and will be based on the characteristics of the liabilities in the particular portfolio.

Approving Bodies:

Date Approved: